UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FIVE9, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3394123
(State of incorporation or organization)	(IRS Employer Identification No.)

Bishop Ranch 8

4000 Executive Parkway, Suite 400

San Ramon, CA 94583

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-194258

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common shares, par value $0.001 per share, of Five9, Inc. (the “Company”), as included under the captions “Dividend Policy,” “Description of Capital Stock” and “Certain United States Federal Income Tax Considerations Relevant to Non-U.S. Holders” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2014 (Registration No. 333-194258), including exhibits, as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Copies of such descriptions will be filed with The NASDAQ Stock Market LLC.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because the securities being registered on this form are being registered on an exchange on which no other securities of the Registrant are registered, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 28, 2014		FIVE9, INC.
(Registrant)

	By:	/s/ Barry Zwarenstein
Barry Zwarenstein Chief Financial Officer